UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 24, 2011

MERCK & CO., INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, NJ		08889
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (908) 423-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting of Shareholders held on May 24, 2011, and received the votes set forth below:

1.	All of the following persons nominated were elected to serve as directors and received the number of votes set forth opposite their respective names:

Names	For	Against	Abstained	Broker Non-Votes

Leslie A. Brun	2,171,320,229	41,560,005	5,495,699	374,073,790
Thomas R. Cech	2,191,493,158	21,585,487	5,297,288	374,073,790
Richard T. Clark	2,186,942,120	26,070,569	5,363,244	374,073,790
Kenneth C. Frazier	2,200,799,395	12,241,266	5,335,272	374,073,790
Thomas H. Glocer	2,198,235,215	14,684,764	5,455,954	374,073,790
Steven F. Goldstone	2,187,534,460	25,359,519	5,481,954	374,073,790
William B. Harrison, Jr.	2,192,488,496	20,487,146	5,400,291	374,073,790
Harry R. Jacobson	2,199,164,272	13,833,425	5,378,236	374,073,790
William N. Kelley	2,201,178,792	15,815,091	1,382,050	374,073,790
C. Robert Kidder	2,188,226,917	23,659,674	6,489,342	374,073,790
Rochelle B. Lazarus	1,846,588,510	366,393,096	5,394,327	374,073,790
Carlos E. Represas	2,192,403,900	20,444,668	5,527,365	374,073,790
Patricia F. Russo	2,184,071,147	28,944,468	5,360,318	374,073,790
Thomas E. Shenk	2,198,835,227	14,204,079	5,336,627	374,073,790
Anne M. Tatlock	2,195,332,584	17,691,425	5,351,924	374,073,790
Craig B. Thompson	2,134,520,464	77,680,229	6,175,240	374,073,790
Wendell P. Weeks	2,199,195,287	13,828,897	5,351,749	374,073,790
Peter C. Wendell	2,198,714,768	14,368,338	5,292,827	374,073,790

2.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 received 2,536,760,166 votes FOR and 48,357,513 votes AGAINST, with 7,332,044 abstentions.

3.	A proposal to approve, by a non-binding advisory vote, executive compensation of our Named Executive Officers received 2,079,811,644 votes FOR and 65,849,597 votes AGAINST, with 72,714,692 abstentions and 374,073,790 broker non-votes.

4.	A proposal to approve, by a non-binding advisory vote, the frequency of future non-binding advisory votes to approve executive compensation of our Named Executive Officers received 1,333,423,586 votes for ONE year, 19,967,927 votes for TWO years, 852,152,391 votes for THREE years with 12,832,029 abstentions and 374,073,790 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2011

Merck & Co., Inc.

By:	/s/ Katie E. Fedosz
	Name:	Katie E. Fedosz
	Title:	Senior Assistant Secretary